NEWS RELEASE

Exhibit 99.1

Vanguard Natural Resources Reports Second Quarter 2011 Results

~Adjusted EBITDA rose 90% over second quarter 2010 to $36.5 million~

~ Distributable Cash Flow of $25.6 million rose 131% over second quarter 2010 ~

HOUSTON—August 4, 2011--Vanguard Natural Resources, LLC (NYSE: VNR) ("Vanguard" or "the Company") today reported financial and operational results for the quarter ended June 30, 2011.

Mr. Scott W. Smith, President and CEO, commented: “This quarter marked substantial progress towards our goal of creating a combined entity with much greater size and scale.  With the recent filing of our proxy statement, we hope that unitholders at both VNR and Encore Energy Partners, LP (NYSE: ENP) (“Encore” or “ENP”) will soon be given an opportunity to vote on the merger and allow us to reap many of the tangible and intangible benefits a combined company offers.  In addition, we were pleased to negotiate and recently complete a joint $81.4 million Permian acquisition which serves to expand our presence in the Permian Basin.  Quality oil and natural gas properties continue to come to market and we are actively evaluating acquisition opportunities with the goal of continuing our track record of reserve growth and distribution increases in 2011.”

Richard A. Robert, Executive Vice-President and CFO, added: “We continue to make significant progress integrating the Encore assets and continue to feel confident that the expected benefits of the Encore acquisition are coming to fruition.  As such, we are pleased to pass on the economic benefits of the acquisition to our unitholders in a measured approach by raising our distribution for the third consecutive quarter.”

Second Quarter 2011 Highlights:

•
We increased our quarterly distribution for the third consecutive quarter. The $0.575 per unit distribution declared for the second quarter of 2011 represents a 5% increase over the second quarter of 2010 and a 1% increase over first quarter 2011.

•
Adjusted EBITDA attributable to Vanguard unitholders (a non-GAAP financial measure defined below) increased 90% to $36.5 million from $19.1 million in the second quarter of 2010 and decreased 3% from the $37.6 million recorded in the first quarter of 2011.

•
Distributable Cash Flow attributable to Vanguard unitholders (a non-GAAP financial measure defined below) increased 131% to $25.6 million from the $11.1 million generated in the second quarter of 2010 and decreased 9% sequentially over the $28.3 million generated in the first quarter of 2011.

•
We reported net income attributable to Vanguard unitholders for the quarter of $31.8 million or $1.05 per basic unit compared to a reported net income of $3.9 million or $0.19 per basic unit in the second quarter of 2010; however, both quarters included special items.  The recent quarter includes $30.7 million of non-cash unrealized net gains in our commodity and interest rate derivatives contracts, a $0.9 million non-cash loss on the acquisition of natural gas and oil properties and $0.6 million in one-time material transaction costs incurred on acquisitions and mergers.  The 2010 second quarter results included a $5.7 million non-cash loss on the acquisition of natural gas and oil properties and $0.5 million of unrealized net losses in our commodity and interest rate derivatives contracts.

•
Adjusted Net Income attributable to Vanguard unitholders (a non-GAAP financial measure defined below) was $15.7 million in the second quarter of 2011 or $0.52 per basic unit, as compared to $10.1 million or $0.50 per basic unit, in the second quarter of 2010.

•
Reported average production of 13,286 BOE per day in the second quarter of 2011 was up 191% over 4,569 BOE per day produced in the second quarter of 2010.  On a BOE basis, crude oil, natural gas liquids (“NGLs”) and natural gas accounted for 55%, 8%, and 37% of our production, respectively.  The 191% increase in total production on a BOE basis is primarily due to our acquisition of Encore effective December 31, 2010.

Due to the application of generally accepted accounting principles, please note that all production and reserve information reported at Vanguard reflect both Vanguard and Encore’s production and reserves on a consolidated basis which includes the approximate 53.4% ownership interest in Encore that Vanguard does not own.

During the quarter we sold 2,683 MMcf of natural gas, 670,541 Bbls of oil, and 91,324 Bbls of NGLs, compared to the 1,266 MMcf of natural gas, 154,445 Bbls of oil and 50,323 Bbls of NGLs produced in the second quarter of 2010.  Including the impact of our hedges in the second quarter of this year, we realized a net price of $6.99 per Mcf on natural gas sales, $84.66 per Bbl on crude oil sales, and $65.02 per barrel on NGL sales, for an average sales price of $67.38 per BOE (all excluding amortization of premiums paid and amortization of value on derivative contracts acquired).

2011 Six Month Highlights:

•	Adjusted EBITDA attributable to Vanguard unitholders (a non-GAAP financial measure defined below) increased 97% to $74.1 million from the $37.6 million produced in the first half of 2010.

•
Distributable Cash Flow attributable to Vanguard unitholders (a non-GAAP financial measure defined below) increased 106% to $54.0 million from the $26.2 million generated in the comparable period of 2010.

•
We reported net income attributable to Vanguard unitholders for the first six months of 2011 of $1.4 million or $0.05 per basic unit compared to a net income of $25.6 million or $1.30 per basic unit in the first half of 2010.  The 2011 results includes a non-cash unrealized loss of $40.7 million on our commodity and interest rate derivative contracts, a $0.9 non-cash loss on acquisition of natural gas and oil properties and $0.6 million in one-time material transaction costs incurred on acquisitions and mergers. Last year’s results included a non-cash unrealized gain of $10.0 million on our commodity and interest rate derivative contracts and a $5.7 million non-cash loss on acquisition of natural gas and oil properties.

•
Adjusted Net Income attributable to Vanguard unitholders (a non-GAAP financial measure defined below) was $32.2 million in the first six months of 2011, or $1.07 per unit, compared to Adjusted Net Income of $21.3 million, or $1.08 per unit, in the comparable period of 2010.

•
Reported average production of 13,279 BOE per day in the first half of 2011 was up 198% over 4,457 BOE per day produced in the comparable period of 2010.  On a BOE basis, crude oil, natural gas liquids (“NGLs”) and natural gas accounted for 57%, 7%, and 36% of our production, respectively.  The 198% increase in total production on a BOE basis is primarily due to our acquisition of Encore effective December 31, 2010.

During the first six months of 2011 we sold 5,210 MMcf of natural gas, 1,355,587 Bbls of oil, and 179,684 Bbls of NGLs, compared to the 2,475 MMcf of natural gas, 286,856 Bbls of oil and 107,400 Bbls of natural gas liquids produced in the first six months of 2010.  Including the impact of our hedges in the second quarter of this year, we realized a net price of $7.14 per Mcf on natural gas sales, $81.22 per Bbl on crude oil sales, and $60.51 per barrel on NGL sales, for an average sales price of $65.81 per BOE (all excluding amortization of premiums paid and amortization of value on derivative contracts acquired).

Recent Events

On June 22, 2011, pursuant to two Purchase and Sale Agreements (the “Purchase Agreements”), we and ENP agreed to acquire producing oil and natural gas assets in the Permian Basin in West Texas (the “Purchased Assets”) from an undisclosed seller. We and ENP each agreed to purchase 50% of the Purchased Assets for $42.5 million and each paid the seller a non-refundable deposit of $4.25 million. In July 2011, we requested an interim redetermination of our borrowing base under our reserve-based credit facility which resulted in an increase of our borrowing base to $265.0 million. The effective date of this acquisition is May 1, 2011. This acquisition was completed on July 29, 2011 for an aggregate adjusted purchase price of $81.4 million, subject to customary post-closing adjustments to be determined.  The purchase price was funded with borrowings under our reserve-based credit facility and ENP’s credit agreement. The interests acquired, including the proved reserves attributable to the approximate 53.4% non-controlling interest in ENP, have estimated total net proved reserves of 5.5 million barrels of oil equivalent, of which approximately 70% are oil and natural gas liquids reserves and are 100% proved developed.

On July 11, 2011, Vanguard and ENP announced the execution of a definitive agreement that would result in a merger whereby ENP would become a wholly-owned subsidiary of Vanguard Natural Gas, LLC, through a unit-for-unit exchange. Under the terms of the definitive agreement, ENP’s public unitholders would receive 0.75 Vanguard common units in exchange for each ENP common unit they own at closing. The transaction would result in approximately 18.4 million additional common units being issued by Vanguard. The terms of the definitive agreement were unanimously approved by the members of the ENP Conflicts Committee, who negotiated the terms on behalf of ENP and is comprised solely of independent directors. In addition, Jefferies & Company, Inc., has issued a fairness opinion to the ENP Conflicts Committee stating that they believe the exchange ratio is fair, from a financial point of view, to the unaffiliated unitholders of ENP.  The members of the Vanguard Conflicts Committee, which is also comprised solely of independent directors, negotiated the terms on behalf of Vanguard and also voted unanimously in favor of the merger. In addition, RBC Capital Markets has issued a fairness opinion to the Vanguard Conflicts Committee stating that they believe the exchange ratio is fair, from a financial point of view, to Vanguard.

The completion of the merger is subject to approval by a majority of the outstanding ENP common units and also subject to the approval of the issuance of additional Vanguard common units in connection with the merger by the affirmative vote of a majority of the votes cast by Vanguard unitholders.  Completion of the merger, assuming the requisite unitholder votes are obtained and subject to other customary terms and conditions, is expected to occur during the fourth quarter of 2011. On August 2, 2011, Vanguard and ENP filed a Registration Statement on Form S-4 with the Securities and Exchange Commission, which has not been declared effective. The Registration Statement incorporates a joint proxy statement/prospectus which Vanguard and ENP plan to mail to their respective unitholders in connection with obtaining unitholder approval of the proposed merger. Pending completion of the merger, Vanguard and ENP have agreed to customary restrictions in the way they conduct their business.

Hedging Activities

We enter into derivative transactions in the form of hedging arrangements to reduce the impact of natural gas and oil price volatility on our cash flow from operations. We have mitigated some of the volatility through 2013 for natural gas and through 2014 for crude oil by implementing a hedging program on a portion of our total anticipated production. At June 30, 2011, the fair value of commodity derivative contracts was a liability of approximately $57.8 million, of which $5.0 million settles during the next twelve months. Currently, we use fixed-price swaps, puts, put spreads, three-way collars and NYMEX collars to hedge natural gas and oil prices.

The following table summarizes new commodity derivative contracts put in place during the three months ended June 30, 2011:

	July 1, – December 31, 2011	Year 2012	Year 2013	Year 2014
Gas Positions:
Fixed Price Swaps:
VNR
Notional Volume (MMBtu)	—	366,000	2,190,000	—
Weighted Average Fixed Price ($/MMBtu)	$—	$5.32	$5.62	$—
ENP
Notional Volume (MMBtu)	—	366,000	365,000	—
Weighted Average Fixed Price ($/MMBtu)	$—	$5.27	$5.27	$—
Swaptions:
VNR
Notional Volume (MMBtu)	—	—	—	1,277,500
Weighted Average Fixed Price ($/MMBtu)	$—	$—	$—	$5.77
ENP
Notional Volume (MMBtu)	—	—	—	365,000
Weighted Average Fixed Price ($/MMBtu)	$—	$—	$—	$5.40

Oil Positions:
Fixed Price Swaps:
VNR
Notional Volume (Bbls)	15,300	36,600	—	—
Weighted Average Price ($/Bbl)	$103.35	$103.35	$—	$—
ENP
Notional Volume (Bbls)	15,300	36,600	—	—
Weighted Average Price ($/Bbl)	$105.00	$105.00	$—	$—
Collars:
VNR
Notional Volume (Bbls)	24,500	36,600	36,500	12,000
Floor Price ($/Bbl)	$100.00	$100.00	$100.00	$100.00
Ceiling Price ($/Bbl)	$116.20	$116.20	$116.20	$116.20
Swaptions:
VNR
Notional Volume (Bbls)	—	—	36,500	—
Weighted Average Floor Price ($/Bbl)	$—	$—	$103.35	$—
ENP
Notional Volume (Bbls)	—	—	36,500	—
Weighted Average Floor Price ($/Bbl)	$—	$—	$105.00	$—
Three Way Collars:
VNR
Notional Volume (Bbls)	19,125	—	—	—
Floor Price ($/Bbl)	$90.00	$—	$—	$—
Ceiling Price ($/Bbl)	$103.50	$—	$—	$—
Short Put Price ($/Bbl)	$70.00	$—	$—	$—
ENP
Notional Volume (Bbls)	19,125	—	—	—
Floor Price ($/Bbl)	$90.00	$—	$—	$—
Ceiling Price ($/Bbl)	$102.35	$—	$—	$—
Short Put Price ($/Bbl)	$70.00	$—	$—	$—
Put Spreads to be converted to Three-Way Collars: (1)
VNR
Notional Volume (Bbls)	—	45,750	45,625	—
Floor Price ($/Bbl)	$—	$90.00	$90.00	$—
Short Put Price ($/Bbl)	$—	$70.00	$70.00	$—
ENP
Notional Volume (Bbls)	—	45,750	45,625	—
Floor Price ($/Bbl)	$—	$90.00	$90.00	$—
Short Put Price ($/Bbl)	$—	$70.00	$70.00	$—

(1)	On July 7, 2011, we sold $120 calls on 125 Bbl/day for 2012-2013, establishing a Three-Way Collar.

The following table summarizes all commodity derivative contracts in place at June 30, 2011:

	July 1,- December 31, 2011	Year 2012	Year 2013
Gas Positions:
Fixed Price Swaps:
VNR
Notional Volume (MMBtu)	1,642,052	1,281,000	2,190,000
Weighted Average Fixed Price ($/MMBtu)	$7.81	$5.45	$5.62
ENP
Notional Volume (MMBtu)	1,877,168	3,733,932	3,358,000
Weighted Average Fixed Price ($/MMBtu)	$6.06	$5.70	$5.12
Consolidated
Notional Volume (MMBtu)	3,519,220	5,014,932	5,548,000
Weighted Average Fixed Price ($/MMBtu)	$6.88	$5.64	$5.32
Collars:
VNR
Notional Volume (MMBtu)	975,200	—	—
Floor Price ($/MMBtu)	$7.34	$—	$—
Ceiling Price ($/MMBtu)	$8.44	$—	$—
Puts:
ENP
Notional Volume (MMBtu)	625,232	328,668	—
Weighted Average Fixed Price ($/MMBtu)	$6.31	$6.76	$—
Total Gas Positions:
VNR
Notional Volume (MMBtu)	2,617,252	1,281,000	2,190,000
ENP
Notional Volume (MMBtu)	2,502,400	4,062,600	3,358,000
Consolidated
Notional Volume (MMBtu)	5,119,652	5,343,600	5,548,000

	July 1, - December 31, 2011	Year 2012	Year 2013	Year 2014
Oil Positions:
Fixed Price Swaps:
VNR
Notional Volume (Bbls)	254,900	420,900	305,400	209,875
Weighted Average Fixed Price ($/Bbl)	$90.05	$92.42	$90.26	$94.37
ENP
Notional Volume (Bbls)	279,340	984,540	1,295,750	1,168,000
Weighted Average Fixed Price ($/Bbl)	$82.90	$84.10	$88.95	$88.95
Consolidated
Notional Volume (Bbls)	534,240	1,405,440	1,601,150	1,377,875
Weighted Average Fixed Price ($/Bbl)	$86.31	$86.59	$89.20	$89.78
Collars:
VNR
Notional Volume (Bbls)	18,400	118,950	82,125	12,000
Floor Price ($/Bbl)	$100.00	$90.77	$88.89	$100.00
Ceiling Price ($/Bbl)	$116.20	$106.62	$107.34	$116.20
ENP
Notional Volume (Bbls)	345,920	475,800	—	—
Floor Price ($/Bbl)	$80.00	$74.23	$—	$—
Ceiling Price ($/Bbl)	$96.49	$90.98	$—	$—
Consolidated
Notional Volume (Bbls)	364,320	594,750	82,125	12,000
Floor Price ($/Bbl)	$81.01	$77.54	$88.89	$100.00
Ceiling Price ($/Bbl)	$97.49	$94.11	$107.34	$116.20
Put Spreads to be converted to Three-Way Collars (2):
VNR
Notional Volume (Bbls)	—	45,750	45,625	—
Floor Price ($/Bbl)	$—	$90.00	$90.00	$—
Put Sold Price ($/Bbl)	$—	$70.00	$70.00	$—
ENP
Notional Volume (Bbls)	—	45,750	45,625	—
Floor Price ($/Bbl)	$—	$90.00	$90.00	$—
Put Sold Price ($/Bbl)	$—	$70.00	$70.00	$—
Consolidated
Notional Volume (Bbls)	—	91,500	91,250	—
Floor Price ($/Bbl)	$—	$90.00	$90.00	$—
Put Sold Price ($/Bbl)	$—	$70.00	$70.00	$—
Three-way Collars:
VNR
Notional Volume (Bbls)	19,125	—	—	—
Floor Price ($/Bbl)	$90.00	$—	$—	$—
Ceiling Price ($/Bbl)	$103.50	$—	$—	$—
Put Sold Price ($/Bbl)	$70.00	$—	$—	$—
ENP
Notional Volume (Bbls)	19,125	—	—	—
Floor Price ($/Bbl)	$90.00	$—	$—	$—
Ceiling Price ($/Bbl)	$102.35	$—	$—	$—
Put Sold Price ($/Bbl)	$70.00	$—	$—	$—
Consolidated
Notional Volume (Bbls)	38,250	—	—	—
Floor Price ($/Bbl)	$90.00	$—	$—	$—
Ceiling Price ($/Bbl)	$102.93	$—	$—	$—
Put Sold Price ($/Bbl)	$70.00	$—	$—	$—
Total Oil Positions:
VNR
Notional Volume (Bbls)	292,425	585,600	433,150	221,875
ENP
Notional Volume (Bbls)	644,385	1,506,090	1,341,375	1,168,000
Consolidated
Notional Volume (Bbls)	936,810	2,091,690	1,774,525	1,389,875

(2)	On July 7, 2011, we sold $120 calls on 125 Bbl/day for 2012-2013, establishing a Three-Way Collar.

Calls were sold or options provided to counterparties under swaption agreements to extend the swaps into subsequent years as follows:

	Year 2012	Year 2013	Year 2014	Year 2015
Gas Positions:
VNR
Notional Volume (MMBtu)	—	—	1,277,500	—
Weighted Average Fixed Price ($/MMBtu)	$—	$—	$5.77	$—
ENP
Notional Volume (MMBtu)	—	—	365,000	—
Weighted Average Fixed Price ($/MMBtu)	$—	$—	$5.40	$—
Consolidated
Notional Volume (MMBtu)	—	—	1,642,500	—
Weighted Average Fixed Price ($/MMBtu)	$—	$—	$5.69	$—

Oil Positions:
VNR
Notional Volume (Bbls)	91,500	68,600	127,750	292,000
Weighted Average Fixed Price ($/Bbl)	$95.20	$99.44	$95.00	$95.63
ENP
Notional Volume (Bbls)	—	36,500	—	—
Weighted Average Fixed Price ($/Bbl)	$—	$105.00	$—	$—
Consolidated
Notional Volume (Bbls)	91,500	105,100	127,750	292,000
Weighted Average Fixed Price ($/Bbl)	$95.20	$101.37	$95.00	$95.63

Cash Distributions

On August 12, 2011, the Company will pay a second quarter cash distribution of $0.575 per unit to its unitholders of record as of August 5, 2011.  This quarterly distribution payment represents a 5% increase over the amount distributed for the second quarter of 2010 and a 1% increase over the first quarter of 2011.

Capital Expenditures

Capital expenditures for the drilling, capital workover and recompletion of oil and natural gas properties were approximately $5.3 million in the second quarter of 2011 compared to $6.1 million for the comparable quarter of 2010 and $3.5 million in the first quarter of 2011.  During the three months ended June 30, 2011, Vanguard spent $3.8 million on its properties with the majority being spent on the  drilling of one  well in the Parker Creek Field in Mississippi and the completion of two wells in the field that were drilled in the first quarter. The two recent completions resulted in  successful oil wells. The third well in the field has been drilled and is in the process of being completed.  The remaining $1.5 million represents total capital spent by Encore principally on non-operated properties of which $0.7 million is Vanguard’s ownership share.  Based on the drilling projects currently in progress, we anticipate incurring as much as $14.0 - $17.0 million in drilling capital in the third quarter of 2011, which is inclusive of Vanguard’s 46.6% interest share of capital spent at ENP.

Liquidity Update

At June 30, 2011, Vanguard had indebtedness under its reserve-based credit facility totaling $185.0 million with a borrowing base of $235.0 million which provided for $50.0 million in undrawn capacity.  However, in July 2011, we requested an interim redetermination of our borrowing base under our reserve-based credit facility which resulted in a $30.0 million increase of our borrowing base to $265.0 million. After taking into consideration the funding of the recently closed Permian acquisition and the increase in borrowing base related to the interim redetermination, as of August 3, 2011 there were $216.5 million of outstanding borrowings and $48.5 million of borrowing capacity under the reserve-based credit facility.

At June 30, 2011, ENP had $230.0 million outstanding under its credit agreement and $170.0 million of remaining availability.  After taking into consideration the funding of the recently closed Permian acquisition, as of August 3, 2011 there were $254.0 million of outstanding borrowings and $146.0 million of borrowing capacity under the ENP credit agreement.

All borrowings under the ENP credit agreement are reflected as current liabilities.  This is due to the credit agreement maturing on March 7, 2012.  In July 2011, Vanguard began the syndication of a new credit facility that would retire all of the outstanding debt of ENP upon the consummation of a merger with Vanguard.  In the event that the merger is not consummated, we will continue to evaluate our options which, based on discussions with lenders, include extending the term of the ENP credit agreement or refinancing under a new revolving credit facility.

Conference Call Information

Vanguard will host a conference call today to discuss its second quarter results at 12:00 p.m. Eastern Time (11:00 a.m. Central). To access the call, please dial (888) 561-1799 or (480) 629-9822, for international callers and ask for the “Vanguard Natural Resources” call a few minutes prior to the start time. The conference call will also be broadcast live via the Internet and can be accessed through the investor relations section of Vanguard’s website, http://www.vnrllc.com.

A telephonic replay of the conference call will be available through September 4, 2011 and may be accessed by calling (303) 590-3030 and using the pass code 4461501#. A webcast archive will be available on the Investor Relations page at www.vnrllc.com shortly after the call and will be accessible for approximately 30 days. For more information, please contact Lisa Godfrey at (832) 327-2234 or email at investorrelations@vnrllc.com.

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition, production and development of natural gas and oil properties. The Company's assets consist primarily of producing and non-producing natural gas and oil reserves located in the southern portion of the Appalachian Basin, the Permian Basin, and South Texas.  In addition, Vanguard owns 100% of the general partner of Encore Energy Partners LP (NYSE: ENP) and approximately 46.0% of the outstanding common units of Encore.  Encore has oil and natural gas properties located in the Big Horn Basin in Wyoming and Montana, the Williston Basin in North Dakota and Montana, the Permian Basin in West Texas and New Mexico, and the Arkoma Basin in Arkansas and Oklahoma.  More information on Encore can be found at www.encoreenp.com and more information on Vanguard can be found at www.vnrllc.com.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the "Risk Factors" section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

VANGUARD NATURAL RESOURCES, LLC
Operating Statistics
(Unaudited)
	Three Months Ended June 30,				Six Months Ended June 30,
	2011		2010		2011		2010
Net Natural Gas Production:
Appalachian gas (MMcf)	689		747		1,315		1,436
Permian gas (MMcf)	75		82		191		179
South Texas gas (MMcf)	464		437	(a)	866		860	(a)
ENP gas (MMcf)	1,455	(b)	—	(b)	2,838	(b)	—	(b)
Total natural gas production (MMcf)	2,683		1,266		5,210		2,475

Average Appalachian daily gas production (Mcf/day)	7,566		8,210		7,265		7,935
Average Permian daily gas production (Mcf/day)	828		903		1,054		990
Average South Texas daily gas production (Mcf/day)	5,104		4,799	(a)	4,786		4,750	(a)
Average ENP daily gas production (Mcf/day)	15,984	(b)	—	(b)	15,678	(b)	—	(b)
Average daily gas production (Mcf/day)	29,482		13,912		28,783		13,675

Average Natural Gas Sales Price per Mcf:
Net realized gas price, including hedges	$6.99	(c)	$10.09	(c)	$7.14	(c)	$10.10	(c)
Net realized gas price, excluding hedges	$4.55		$5.04		$4.46		$5.62

Net Oil Production:
Appalachian oil (Bbls)	22,842		28,974		48,473		61,330
Permian oil (Bbls)	99,611		91,817		211,006		188,238
South Texas oil (Bbls)	5,684		6,818	(a)	10,992		10,452	(a)
Mississippi oil (Bbls)	46,985		26,836	(a)	99,730		26,836	(a)
ENP oil (Bbls)	495,419	(b)	—	(b)	985,386	(b)	—	(b)
Total oil production (Bbls)	670,541		154,445		1,355,587		286,856

Average Appalachian daily oil production (Bbls/day)	251		318		268		339
Average Permian daily oil production (Bbls/day)	1,094		1,009		1,166		1,040
Average South Texas daily oil production (Bbls/day)	62		75	(a)	61		57	(a)
Average Mississippi daily oil production (Bbls/day)	516		295	(a)	551		148	(a)
Average ENP daily oil production (Bbls/day)	5,444	(b)	—	(b)	5,444	(b)	—	(b)
Average daily oil production (Bbls/day)	7,367		1,697		7,490		1,584

Average Oil Sales Price per Bbl:
Net realized oil price, including hedges	$84.66	(c)	$75.87	(c)	$81.22	(c)	$76.52	(c)
Net realized oil price, excluding hedges	$92.76		$71.37		$87.23		$72.12

Net Natural Gas Liquids Production:
Permian natural gas liquids (Bbls)	12,189		7,253		19,824		16,297
South Texas natural gas liquids (Bbls)	40,371		43,070		79,929		91,103
ENP natural gas liquids (Bbls)	38,764	(b)	—	(b)	79,931	(b)	—	(b)
Total natural gas liquids production (Bbls)	91,324		50,323		179,684		107,400

Average Permian daily natural gas liquids production (Bbls/day)	134		80		110		90
Average South Texas daily natural gas liquids production (Bbls/day)	444		473		441		503
Average ENP daily natural gas liquids production (Bbls/day)	426	(b)	—	(b)	442	(b)	—	(b)
Average daily natural gas liquids production (Bbls/day)	1,004		553		993		593

Average Net Realized Natural Gas Liquids Sales Price per Bbl	$65.02		$40.32		$60.51		$45.78

(a)
South Texas area includes production from the Dos Hermanos, Sun TSH and Parker Creek acquisitions. The Parker Creek acquisition closed on May 20, 2010 and, as such, only one month and eleven days of operations are included in the three and six month periods ended June 30, 2010. The average daily production above is calculated based on the total number of days in the reported period regardless of how many days an acquisition contributed production in the reported period. The average daily production for the South Texas area, calculated using the actual number of days for the Parker Creek acquisition from the closing date to the end of the reported period, was 4,878 Mcf/day of natural gas and 84 Bbls/day of oil for the three months ended June 30, 2010 and was 4,908Mcf/day of natural gas and 76 Bbls/day of oil for the six months ended June 30, 2010. The average daily production for the Mississippi area, calculated using the actual number of days for the Parker Creek acquisition from the closing date to the end of the reported period, was 440 Bbls/day of oil for both the three and six month period ended June 30, 2010.

(b)
The Encore acquisition closed on December 31, 2010 and, as such, no operations are included in the three month or six month periods ended June 30, 2010.  The three month and six month periods ended June 30, 2011 includes the production attributable to the 53.4% interest that Vanguard does not own.

(c)	Excludes amortization of premiums paid and amortization of value on derivative contracts acquired.

VANGUARD NATURAL RESOURCES, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010(a)(b)	2011	2010 (a)(b)
Revenues:
Oil, natural gas and natural gas liquids sales	$80,371	$19,446	$152,410	$39,516
Loss on commodity cash flow hedges	(601)	(517)	(1,672)	(1,559)
Realized gain on other commodity derivative contracts	1,193	6,547	2,572	11,761
Unrealized gain (loss) on other commodity derivative contracts	31,546	(90)	(41,014)	10,720
Total revenues	112,509	25,386	112,296	60,438

Costs and expenses:
Production:
Lease operating expenses	15,667	4,634	28,567	8,707
Production and other taxes	7,404	1,880	13,626	3,462
Depreciation, depletion, amortization, and accretion	21,551	5,713	41,378	9,951
Selling, general and administrative expenses	6,799	1,134	11,107	2,534
Total costs and expenses	51,421	13,361	94,678	24,654

Income from operations	61,088	12,025	17,618	35,784

Other income (expense):
Interest expense	(6,841)	(1,523)	(13,628)	(2,814)
Realized loss on interest rate derivative contracts	(612)	(483)	(1,505)	(998)
Unrealized gain (loss) on interest rate derivative contracts	(803)	(434)	299	(684)
Loss on acquisition of natural gas and oil properties	(870)	(5,680)	(870)	(5,680)
Other	8	—	6	—
Total other expense	(9,118)	(8,120)	(15,698)	(10,176)

Net income	51,970	3,905	1,920	25,608
Less:
Net income attributable to non-controlling interest	20,171	—	533	—
Net income attributable to Vanguard unitholders	$31,799	$3,905	$1,387	$25,608

Net income per Common and Class B units – basic & diluted	$1.05	$0.19	$0.05	$1.30

Weighted average units outstanding:
Common units – basic	29,810	19,988	29,768	19,206
Common units – diluted	29,953	20,004	29,834	19,222
Class B units – basic & diluted	420	420	420	420

(a)	The Parker Creek acquisition closed on May 20, 2010 and, as such, only one month and eleven days of operations are included in the three and six month periods ended June 30, 2010.

(b)	The Encore acquisition closed on December 31, 2010 and, as such, no operations are included in the three or six month periods ended June 30, 2010.

VANGUARD NATURAL RESOURCES, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
	June 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$5,460	$1,828
Accounts receivable, net	37,664	32,961
Derivative assets	6,146	16,523
Other current assets	1,681	1,474
Total current assets	50,951	52,786

Oil and natural gas properties, at cost	1,327,202	1,312,107
Accumulated depletion	(289,444)	(248,704)
Oil and natural gas properties evaluated, net – full cost method	1,037,758	1,063,403

Other assets
Goodwill	420,955	420,955
Other intangible assets, net	8,927	9,017
Derivative assets	—	1,479
Deferred financing costs	3,772	5,649
Other assets	12,952	1,903
Total assets	$1,535,315	$1,555,192

Liabilities and members’ equity

Current liabilities
Accounts payable:
Trade	$2,524	$3,156
Affiliate	1,402	668
Accrued liabilities:
Lease operating	5,718	5,156
Developmental capital	1,395	996
Interest	509	310
Production and other taxes	13,480	11,793
Derivative liabilities	11,935	6,209
Deferred swap premium liability	1,127	1,739
Oil and natural gas revenue payable	973	2,241
Other	4,228	8,202
Current portion, long-term debt	405,000	175,000
Total current liabilities	448,291	215,470

Long-term debt	185,000	410,500
Derivative liabilities	55,684	30,384
Asset retirement obligations, net of current portion	29,992	29,434
Other long-term liabilities	847	11
Total liabilities	719,814	685,799

Commitments and contingencies

Members’ equity
Members’ capital, 29,845,434 common units issued and outstanding at June 30, 2011 and 29,666,039 at December 31, 2010	287,329	318,597
Class B units, 420,000 issued and outstanding at June 30, 2011 and December 31, 2010	4,691	5,166
Accumulated other comprehensive loss	(1,399)	(3,032)
Total VNR members’ equity	290,621	320,731
Non-controlling interest in subsidiary	524,880	548,662
Total members’ equity	815,501	869,393
Total liabilities and members’ equity	$1,535,315	$1,555,192

 Use of Non-GAAP Measures

Adjusted EBITDA

We present Adjusted EBITDA in addition to our reported net income attributable to Vanguard unitholders in accordance with GAAP.  Adjusted EBITDA is a non-GAAP financial measure that is defined as net income attributable to Vanguard unitholders plus:

•	Net income attributable to the non-controlling interest.

The result is net income which includes the non-controlling interest. From this we add or subtract the following:

•	Net interest expense, including write-off of deferred financing fees and realized gains and losses on interest rate derivative contracts;

•	Depreciation, depletion and amortization (including accretion of asset retirement obligations);

•	Amortization of premiums paid on derivative contracts;

•	Amortization of value on derivative contracts acquired;

•	Unrealized gains and losses on other commodity and interest rate derivative contracts;

•	Loss on acquisition of natural gas and oil properties;

•	Deferred taxes;

•	Unit-based compensation expense;

•	Unrealized fair value of phantom units granted to officers;

•	Material transaction costs incurred on acquisitions and mergers;

•	Non-controlling interest amount attributable to each of the items above which revert the calculation back to an amount attributable to the Vanguard unitholders; and

•	Administrative services fees charged to Encore, excluding the non-controlling interest, which are eliminated in consolidation.

Adjusted EBITDA is used by management as a tool to measure (prior to the establishment of any cash reserves by our board of directors, debt service and capital expenditures) the cash distributions we could pay our unitholders. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDA is also used as a quantitative standard by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and our operating performance and return on capital as compared to those of other companies in our industry. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it presented as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Distributable Cash Flow

We present Distributable Cash Flow in addition to our reported net income attributable to Vanguard unitholders in accordance with GAAP.  Distributable Cash Flow is a non-GAAP financial measure that is defined as net income attributable to Vanguard unitholders plus:

•	Net income attributable to the non-controlling interest.

The result is net income which includes the non-controlling interest.  From this we add or subtract the following:

•	Depreciation, depletion and amortization (including accretion of asset retirement obligations);

•	Amortization of premiums paid on derivative contracts;

•	Amortization of value on derivative contracts acquired;

•	Unrealized gains and losses on other commodity and interest rate derivative contracts;

•	Loss on acquisition of natural gas and oil properties;

•	Deferred taxes;

•	Unit-based compensation expense;

•	Unrealized fair value of phantom units granted to officers;

•	Material transaction costs incurred on acquisitions and mergers;

•	Non-controlling interest amount attributable to each of the items above which revert the calculation back to an amount attributable to the Vanguard unitholders; and

•	Administrative services fees charged to Encore, excluding the non-controlling interest, which are eliminated in consolidation.

Less:

•	Drilling, capital workover and recompletion expenditures.

Distributable Cash Flow is used by management as a tool to measure (prior to the establishment of any cash reserves by our board of directors) the cash distributions we could pay our unitholders. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates.  While Distributable Cash Flow is measured on a quarterly basis for reporting purposes, management must consider the timing and size of its planned capital expenditures in determining the sustainability of its quarterly distribution.  Capital expenditures are typically not spent evenly throughout the year due to a variety of factors including weather, rig availability, and the commodity price environment.  As a result, there will be some volatility in Distributable Cash Flow measured on a quarterly basis.  Distributable Cash Flow is not intended to be a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

VANGUARD NATURAL RESOURCES, LLC
Reconciliation of Net Income to Adjusted EBITDA (a) and Distributable Cash Flow
(Unaudited)
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010 (b)(c)	2011	2010 (b)(c)

Net income attributable to Vanguard unitholders	$31,799	$3,905	$1,387	$25,608
Net income attributable to non-controlling interest	20,171	—	533	—
Net income	$51,970	$3,905	$1,920	$25,608
Plus:
Interest expense, including realized losses on interest rate derivative contracts	7,453	2,006	15,133	3,812
Depreciation, depletion, amortization, and accretion	21,551	5,713	41,378	9,951
Amortization of premiums paid on derivative contracts	471	493	4,838	998
Amortization of value on derivative contracts acquired	66	558	118	1,168
Unrealized (gains) losses on other commodity and interest rate derivative contracts	(30,743)	524	40,715	(10,036)
Loss on acquisition of natural gas and oil properties	870	5,680	870	5,680
Deferred taxes	83	31	195	(49)
Unit-based compensation expense	667	212	1,146	466
Unrealized fair value of phantom units granted to officers	21	21	233	48
Material transaction costs incurred on acquisitions and mergers	563	—	563	—
Adjusted EBITDA before non-controlling interest	$52,972	$19,143	$107,109	$37,646
Non-controlling interest attributable to adjustments above	(17,239)	—	(34,499)	—
Administrative services fees eliminated in consolidation	727	—	1,467	—
Adjusted EBITDA attributable to Vanguard unitholders	$36,460	$19,143	$74,077	$37,646
Less:
Interest expense, including realized losses on interest rate derivative contracts	(7,453)	(2,006)	(15,133)	(3,812)
Drilling, capital workover and recompletion expenditures	(5,275)	(6,054)	(8,729)	(7,647)
Non-controlling interest	1,915	—	3,755	—
Distributable Cash Flow attributable to Vanguard unitholders	$25,647	$11,083	$53,970	$26,187

(a)
Our Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(b)	The Parker Creek acquisition closed on May 20, 2010 and, as such, only one month and eleven days of operations are included in the three and six month periods ended June 30, 2010.

(c)	The Encore acquisition closed on December 31, 2010 and, as such, no operations are included in the three or six month periods ended June 30, 2010.

Adjusted Net Income

We present Adjusted Net Income in addition to our reported net income attributable to Vanguard unitholders in accordance with GAAP.  Adjusted Net Income is a non-GAAP financial measure that is defined as net income attributable to Vanguard unitholders plus:

•	Net income attributable to the non-controlling interest.

The result is net income which includes the non-controlling interest.  From this we add or subtract the following:

•	Unrealized gains and losses on other commodity derivative contracts;

•	Unrealized gains and losses on interest rate derivative contracts;

•	Unrealized fair value of phantom units granted to management;

•	Loss on acquisition of natural gas and oil properties;

•	Material transaction costs incurred on acquisitions and mergers;

•	Non-controlling interest amount attributable to each of the items above which revert the calculation back to an amount attributable to the Vanguard unitholders; and

•	Administrative services fees charged to Encore, excluding the non-controlling interest, which are eliminated in consolidation.

This information is provided because management believes exclusion of the impact of our unrealized derivatives not accounted for as cash flow hedges and non-cash natural gas and oil property impairment charge will help investors compare results between periods and identify operating trends that could otherwise be masked by these items and to highlight the impact that commodity price volatility has on our results.  Adjusted Net Income is not intended to represent cash flows for the period, nor is it presented as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

VANGUARD NATURAL RESOURCES, LLC
Reconciliation of Net Income to Adjusted Net Income
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010(a)(b)	2011	2010(a)(b)

Net income attributable to Vanguard unitholders	$31,799	$3,905	$1,387	$25,608
Net income attributable to non-controlling interest	20,171	—	533	—
Net income	$51,970	$3,905	$1,920	$25,608
Plus (Less):
Unrealized (gain) loss on other commodity derivative contracts	(31,546)	90	41,014	(10,720)
Unrealized (gain) loss on interest rate derivative contracts	803	434	(299)	684
Unrealized fair value of phantom units granted to officers	21	21	233	48
Loss on acquisition of natural gas and oil properties	870	5,680	870	5,680
Material transaction costs incurred on acquisitions and mergers	563	—	563	—
Total adjustments	(29,289)	6,225	42,381	(4,308)
Adjusted net income before controlling interest	22,681	10,130	44,301	21,300
Non-controlling interest attributable to adjustments above	(7,702)	—	(13,552)	—
Administrative services fees eliminated in consolidation	727	—	1,467	—
Adjusted Net Income attributable to Vanguard unitholders	$15,706	$10,130	$32,216	$21,300

Basic net income per unit attributable to Vanguard unitholders	$1.05	$0.19	$0.05	$1.30
Net income attributable to non-controlling interest	0.67	—	0.02	—
Basic net income per unit:	$1.72	$0.19	$0.07	$1.30
Plus (Less):
Unrealized (gain) loss on other commodity derivative contracts	(1.04)	—	1.36	(0.54)
Unrealized (gain) loss on interest rate derivative contracts	0.03	0.03	(0.01)	0.03
Unrealized fair value of phantom units granted to officers	—	—	0.01	—
Loss on acquisition of natural gas and oil properties	0.03	0.28	0.03	0.29
Material transaction costs incurred on acquisitions and mergers	0.01	—	0.01	—
Non-controlling interest attributable to adjustments above	(0.25)	—	(0.45)	—
Administrative services fees eliminated in consolidation	0.02	—	0.05	—
Basic Adjusted Net Income per unit attributable to Vanguard unitholders	$0.52	$0.50	$1.07	$1.08

(a)	The Parker Creek acquisition closed on May 20, 2010 and, as such, only one month and eleven days of operations are included in the three and six month periods ended June 30, 2010.

(b)	The Encore acquisition closed on December 31, 2010 and, as such, no operations are included in the three or six month periods ended June 30, 2010.

Important Information for Investors

This communication does not constitute an offer to sell any securities. Any such offer will be made only by means of a prospectus, and only if and when a definitive agreement has been entered into by Encore Energy Partners, LP (“ENP”) and Vanguard Natural Resources, LLC (“VNR”), pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”).  If the proposed merger is approved, a registration statement of VNR, which will include a joint proxy statement of ENP and VNR, which will also constitute a prospectus of VNR, and other materials, will be filed with the SEC. IF AND WHEN APPLICABLE, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENP, VNR AND THE PROPOSED MERGER. If and when applicable, investors and security holders may obtain a free copy of the joint proxy statement / prospectus and other documents containing information about ENP and VNR, without charge, at the SEC’s website at www.sec.gov

INVESTOR RELATIONS CONTACT:
Vanguard Natural Resources, LLC
Lisa Godfrey, 832-327-2234
investorrelations@vnrllc.com